RESTRICTED STOCK AGREEMENT
This Restricted Stock Agreement (the “Agreement”), dated as of the Grant Date, between Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”), and the participant (the “Participant”), is being entered into pursuant to the 2023 Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (the “Plan”). Capitalized terms used herein without definition have the meanings given in the Plan.
1.Grant of Restricted Shares. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of a number of Shares of Restricted Stock (the “Restricted Shares”). Upon grant, the Company shall record the Restricted Shares in the books and records of the Company or a certificate representing Restricted Shares will be issued, which entry or certificate shall bear the legend set forth in Section 5(b) of this Agreement. Any certificate issued in respect of the Restricted Shares will be delivered on behalf of the Participant to the Secretary of the Company, to be held in custody until the later of the date on which (i) the Restricted Shares become vested in accordance with Section 3(a) below and (ii) the Participant requests such instrument from the Company.

2.Forfeiture Risk. The Participant hereby (i) appoints the Company as the limited attorney-in-fact of the Participant to take such actions as may be necessary or appropriate solely to effectuate a transfer of the record ownership of any unvested Restricted Shares that are forfeited hereunder or pursuant to the terms of the Plan, and (ii) agrees to sign such stock powers and take such other actions as the Company may reasonably request to accomplish the transfer of any unvested Restricted Shares that are forfeited hereunder or pursuant to the terms of the Plan. The Company does hereby indemnify and hold harmless the Participant from any wrongful use of the power of attorney granted in this Section 2.

3.Vesting of Restricted Shares.
(a) Restricted Period. Subject to the continued service of the Participant as a Director of the Company through the applicable vesting date, the Restricted Shares granted pursuant to this Agreement shall vest as provided on the Fidelity NetBenefits website at www.netbenefits.com.
(b) Termination of Employment. Notwithstanding anything contained in this Agreement or the Plan to the contrary, if the Participant’s service as a Director of the Company terminates for any reason prior to the applicable vesting date, any then-unvested Restricted Shares shall be forfeited.
4.Restrictions on Transfer. Unvested Restricted Shares may not be transferred, other than by will or by the laws of descent and distribution and provided that the deceased Participant’s beneficiary or the representative of his or her estate acknowledges and agrees in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of the Plan and this Agreement as if such beneficiary or estate were the Participant.

5.Participant’s Representations, Warranties and Covenants.
(a) No Conflicts; No Consents. The execution and delivery by the Participant of this Agreement, the consummation of the transactions contemplated hereby and the performance of the Participant’s obligations hereunder do not and will not (a) materially conflict with or result in a material violation or breach of any term or provision of any law applicable to either Participant or the Restricted Shares or (b) violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require the Participant to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement, or understanding to which the Participant is a party.
(b) Legends. The Participant acknowledges and agrees that the Restricted Shares granted hereunder and represented by physical certificate(s) will bear the following legend (or one to substantially similar effect):
“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE 2023 EQUITY INCENTIVE PLAN OF BOOZ ALLEN HAMILTON HOLDING CORPORATION AND A RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE HOLDER OF THIS CERTIFICATE DATED AS OF                   . A COPY OF SUCH PLAN AND AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(c) Compliance with Rule 144. If any of the Restricted Shares are to be disposed of in accordance with Rule 144 of the Securities Act, the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Securities and Exchange Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.
(d) Participant Status. The Participant represents and warrants that, as of the date hereof, the Participant is a Director of the Company or a Subsidiary.
(e) Section 83(b) Election. The Participant agrees that, within twenty (20) days of the date of this Agreement, the Participant shall give notice to the Company as to whether or not the Participant has made an election pursuant to Section 83(b) of the Code with respect to the Restricted Shares acquired hereunder (an “83(b) election”). Any such 83(b) election shall use as the value of the Restricted Shares the Fair Market Value of the Restricted Shares on the Grant Date determined as provided in the Plan, and the Participant shall take a consistent position on the Participant’s tax returns.

6.Dividends, etc. The Participant shall be entitled to (i) receive all dividends or other distributions at the time (and in the same calendar year as) such dividends or distributions are paid with respect to those vested and unvested Restricted Shares of which the Participant is the record owner on the record date for such dividend or other distribution and (ii) vote any Restricted Shares of which the Participant is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a Restricted Share (the “Associated Share”) acquired hereunder, including without limitation a distribution of Restricted Shares by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.

7.Miscellaneous.
(a) Tax Withholding. Whenever any cash or other payment is to be made hereunder or with respect to the Restricted Shares, the Company or any Subsidiary shall have the power to withhold an amount (in cash or in Company Common Stock granted hereunder upon vesting) sufficient to satisfy all or any portion of any applicable Withholding Taxes relating to such transaction and the Company or such Subsidiary may defer the payment of cash or other payment until such Withholding Taxes are satisfied; provided, however, that in the event that the Company withholds Shares issuable to the Participant (or any portion thereof) to satisfy all or any portion of the applicable Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of such amount as may be necessary to avoid liability award accounting. The Participant shall be responsible for all Withholding Taxes and other tax consequences of the Restricted Shares acquired hereunder.
(b) No Right to Continued Service. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s service as a Director of the Company at any time, or confer upon the Participant any right to continue as a Director of the Company.
(c) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(d) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.
(e) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, provided that the

Company may assign all or any portion of its rights or obligations under this Agreement to one or more Persons or other entities designated by it.
(f) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would give rise to the application of the substantive laws of any another jurisdiction.
(g) Forum Selection. The Participant acknowledges that the Company’s principal place of business is in, and a substantial portion of the Company’s business is based out of, the Commonwealth of Virginia. The Participant also acknowledges that, as such, during the course of the Participant’s service with the Company and its Subsidiaries, the Participant shall have substantial contacts with the Commonwealth of Virginia. Accordingly, the Participant and the Company agree that the exclusive forum for any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to their breach, shall be in the appropriate state or federal court located in the Commonwealth of Virginia. The Participant and the Company hereby consent to the personal jurisdiction of such courts over the parties to this Agreement. The Participant expressly waives any defense that such courts lack personal jurisdiction or are inconvenient. The Participant and the Company further agree that in any such action for breach or enforcement of this Agreement, no party will seek to challenge the validity or enforceability of any part of this Agreement.
(h) Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
(i) Consent to Electronic Delivery. By executing this Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via the Company’s website, email or other form of electronic delivery.
(j) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by e-mail, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested), in each case, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(k)):
(i)if to the Company:
Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive

McLean, Virginia 22102
Attention: Law Department
Facsimile No.: (703) 902-3580
(ii)if to the Participant, to the address set forth in the Company’s records.
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